   As filed with the Securities and Exchange Commission on July 10, 2001


                                                 Registration No. 333-63828

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                                ---------------

                              AMENDMENT No. 1


                                    To

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                                ---------------

                           SELECT MEDICAL CORPORATION
             (Exact name of Registrant as specified in its charter)

           Delaware                         8093                        23-2872718
 (State or Other Jurisdiction   (Primary Standard Industrial         (I.R.S. Employer
     of Incorporation or
         Organization)          Classification Code Number)        Identification No.)

                                ---------------

                            4716 Old Gettysburg Road
                                 P.O. Box 2034
                       Mechanicsburg, Pennsylvania 17055
                                 (717) 972-1100
  (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)
                                ---------------

                   See Table of Additional Registrants Below
                                ---------------

                            Michael E. Tarvin, Esq.
                            4716 Old Gettysburg Road
                                 P.O. Box 2034
                       Mechanicsburg, Pennsylvania 17055
                                 (717) 972-1100
 (Name, address including zip code, and telephone number, including area code, of agent for service)
                                ---------------

                                With a Copy to:
                          Christopher G. Karras, Esq.
                                    Dechert
                            4000 Bell Atlantic Tower
                                1717 Arch Street
                       Philadelphia, Pennsylvania, 19103
                                 (215) 994-4000
                                ---------------

      Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective.
      If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]
      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
      If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]



      The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                        Table of Additional Registrants

                                               State of
                                           Incorporation or    IRS Employer
Name                                         Organization   Identification No.
----                                       ---------------- ------------------
Abel Center for Rehabilitation Therapies,
 Inc.                                       Oregon              93-1142552
Abel Healthcare Network, Inc.               Oregon              93-1131111
Affiliated Physical Therapists, Ltd.        Arizona             86-0489265
Allegany Hearing and Speech Inc.            Maryland            52-1472846
American Transitional Hospitals, Inc.       Delaware            76-0232151
Athens Sports Medicine Clinic, Inc.         Georgia             58-1442208
Ather Sports Injury Clinic, Inc.            California           97-272879
Atlantic Health Group, Inc.                 Delaware            51-0364566
Atlantic Rehabilitation Services, Inc.      New Jersey          22-2214110
Avalon Rehabilitation & Healthcare, LLC     Delaware            23-2980113
Boca Rehab Agency, Inc.                     Delaware            65-0366469
Buendel Physical Therapy, Inc.              Florida             65-0008000
C.E.R. West, Inc.                           Michigan            38-3027085
C.O.A.S.T. Institute Physical Therapy,
 Inc.                                       California          23-2727340
CCISUB, Inc.                                North Carolina      56-1342767
CMC Center Corporation                      California          97-2563269
Cenla Physical Therapy & Rehabilitation
 Agency, Inc.                               Louisiana           72-0800244
Center for Evaluation & Rehabilitation,
 Inc.                                       Michigan            38-2362109
Center for Physical Therapy & Sports
 Rehabilitation, Inc.                       New Mexico          85-0364910
CenterTherapy, Inc.                         Minnesota           41-1255299
Champion Physical Therapy, Inc.             Pennsylvania        25-1713794
Connecticut NovaCare Ventures, Inc.         Connecticut         06-1319031
Coplin Physical Therapy Associates, Inc.    Minnesota           41-1402188
Crowley Physical Therapy Clinic, Inc.       Louisiana           72-1207656
Douglas Avery & Associates, Ltd.            Virginia            54-1323120
Douglas C. Claussen, R.P.T., Physical
 Therapy, Inc.                              California          94-2828815
Elk County Physical Therapy, Inc.           Pennsylvania        25-1694794
Fine, Bryant & Wah, Inc.                    Maryland            52-1022420
Francis Naselli, Jr. & Stewart Rich
 Physical Therapists, Inc.                  Pennsylvania        23-2028573
Gallery Physical Therapy Center, Inc.       Minnesota           41-1508202
Georgia NovaCare Ventures, Inc.             Georgia             58-2146248
Georgia Physical Therapy of West Georgia,
 Inc.                                       Georgia             58-1827718
Georgia Physical Therapy, Inc.              Georgia             58-1305983
GP Therapy, L.L.C.                          Georgia             58-2216877
Greater Sacramento Physical Therapy
 Associates, Inc.                           California          68-0165676
Grove City Physical Therapy and Sports
 Medicine, Inc.                             Pennsylvania        25-1766476
Gulf Breeze Physical Therapy, Inc.          Florida             59-2202550
Gulf Coast Hand Specialists, Inc.           Florida             59-3217476
Hand Therapy Associates, Inc.               Arizona             86-0336407
Hand Therapy and Rehabilitation
 Associates, Inc.                           California          77-0012421
Hangtown Physical Therapy, Inc.             California          94-2259895
Hawley Physical Therapy, Inc.               California          77-0187472
Human Performance and Fitness, Inc.         California          93-0948981
Indianapolis Physical Therapy and Sports
 Medicine, Inc.                             Indiana             35-1436134
Intensiva Healthcare Corporation            Delaware            43-1690769
Intensiva Hospital of Greater St. Louis,
 Inc.                                       Missouri            43-1726282
Joyner Sports Science Institute, Inc.       Pennsylvania        23-2888279
Joyner Sportsmedicine Institute, Inc.       Pennsylvania        23-2696896

                                                State of
                                            Incorporation or    IRS Employer
Name                                          Organization   Identification No.
----                                        ---------------- ------------------
Kentucky Rehabilitation Services, Inc.       Kentucky            61-1205126
Kesinger Physical Therapy, Inc.              California          94-2611032
Lynn M. Carlson, Inc.                        Arizona             86-0429011
Mark Butler Physical Therapy Center, Inc.    New Jersey          22-3121482
Metro Rehabilitation Services, Inc.          Michigan            38-2371931
Michigan Therapy Centre, Inc.                Michigan            38-2828917
MidAtlantic Health Group, Inc.               Delaware            51-0371296
Monmouth Rehabilitation, Inc.                New Jersey          22-2308963
New England Health Group, Inc.               Massachusetts       04-3296305
New Mexico Physical Therapists, Inc.         New Mexico          85-0284878
Northside Physical Therapy, Inc.             Ohio                35-1569389
NovaCare Health Group, L.L.C.                Delaware            25-1877030
NovaCare Occupational Health Services,
 Inc.                                        Delaware            23-2884053
NovaCare Outpatient Rehabilitation, Inc.     Kansas              48-0916409
NovaCare Outpatient Rehabilitation East,
 Inc.                                        Delaware            23-2862027
NovaCare Outpatient Rehabilitation West,
 Inc.                                        Delaware            23-2862029
NovaCare Rehabilitation, Inc.                Minnesota           36-4071272
NW Rehabilitation Associates, L.P.           Delaware            25-1844938
Ortho Rehab Associates, Inc.                 Florida             65-0075347
Orthopedic and Sports Physical Therapy of
 Cupertino, Inc.                             California          94-2483339
P.T. Services Company                        Ohio                34-1726528
P.T. Services, Inc.                          Ohio                34-1113297
P.T. Services Rehabilitation, Inc.           Ohio                34-1222395
Peter Trailov R.P.T. Physical Therapy
 Clinic, Orthopaedic Rehabilitation &
 Sports Medicine, Ltd.                       Illinois            36-3229108
Peters, Starkey & Todrank Physical Therapy
 Corporation                                 California          94-2363553
Physical Focus, Inc.                         Delaware            68-0291690
Physical Rehabilitation Partners, Inc.       Louisiana           72-0896478
Physical Therapy Enterprises, Inc.           Arizona             86-0695632
Physical Therapy Institute, Inc.             Louisiana           72-1034266
Physical Therapy Services of the Jersey
 Cape, Inc.                                  New Jersey          22-3058977
Physio-Associates, Inc.                      Pennsylvania        25-1353511
Pro Active Therapy, Inc.                     North Carolina      56-1859040
Pro Active Therapy of Ahoskie, Inc.          North Carolina      56-1975154
Pro Active Therapy of Gaffney, Inc.          South Carolina      58-2304811
Pro Active Therapy of Greenville, Inc.       North Carolina      56-1960115
Pro Active Therapy of North Carolina, Inc.   North Carolina      56-1818102
Pro Active Therapy of South Carolina, Inc.   South Carolina      58-2304502
Pro Active Therapy of Virginia, Inc.         Virginia            58-2342213
Pro Active Therapy of Rocky Mount, Inc.      North Carolina      56-1916359
Professional Therapeutic Services, Inc.      Ohio                31-0792815
Quad City Management, Inc.                   Iowa                42-1363158
RCI (Colorado), Inc.                         Delaware            84-1196213
RCI (Exertec), Inc.                          Delaware            23-2726794
RCI (Michigan), Inc.                         Delaware            23-2768957
RCI (S.P.O.R.T.),Inc.                        Delaware            36-3879849
RCI (WRS), Inc.                              Delaware            36-3879850
RCI Nevada, Inc.                             Delaware            13-3682015
Rebound Oklahoma, Inc.                       Oklahoma            73-1386799
Redwood Pacific Therapies, Inc.              California          77-0325407

                                              State of
                                          Incorporation or      IRS Employer
Name                                        Organization     Identification No.
----                                    -------------------- ------------------
Rehab Advantage, Inc.                   Delaware                 23-2947351
Rehab Managed Care of Arizona, Inc.     Delaware                 23-2737890
Rehab Provider Network--California,
 Inc.                                   California               95-4418601
Rehab Provider Network--Delaware, Inc.  Delaware                 23-2745660
Rehab Provider Network--Georgia, Inc.   Georgia                  23-2791215
Rehab Provider Network--Indiana, Inc.   Indiana                  35-1900442
Rehab Provider Network--Maryland, Inc.  Maryland                 23-2796898
Rehab Provider Network--Michigan, Inc.  Michigan                 23-2804801
Rehab Provider Network--New Jersey,
 Inc.                                   New Jersey               23-2745661
Rehab Provider Network--Ohio, Inc.      Ohio                     23-2804807
Rehab Provider Network--Oklahoma, Inc.  Oklahoma                 23-2803420
Rehab Provider Network--Pennsylvania,
 Inc.                                   Pennsylvania             23-2745659
Rehab Provider Network--Virginia        Virginia                 23-2796901
Rehab Provider Network--Washington
 D.C., Inc.                             District of Columbia     23-2796900
Rehab Provider Network of Colorado,
 Inc.                                   Colorado                 93-1204512
Rehab Provider Network of Florida,
 Inc.                                   Florida                  65-0426653
Rehab Provider Network of Nevada, Inc.  Nevada                   23-2790203
Rehab Provider Network of New Mexico,
 Inc.                                   New Mexico               74-2796295
Rehab Provider Network of North
 Carolina, Inc.                         North Carolina           56-2099749
Rehab Provider Network of Texas, Inc.   Texas                    74-2796265
Rehab Provider Network of Wisconsin,
 Inc.                                   Wisconsin                36-4095936
Rehab World, Inc.                       Delaware                 23-2700468
Rehab/Work Hardening Management
 Associates, Ltd.                       Pennsylvania             23-2644918
RehabClinics, Inc.                      Delaware                 13-3595267
RehabClinics (COAST), Inc.              Delaware                 68-0287794
RehabClinics (GALAXY), Inc.             Illinois                 36-3382403
RehabClinics (New Jersey), Inc.         Delaware                 23-2728173
RehabClinics (PTA), Inc.                Delaware                 65-0366467
RehabClinics (SPT), Inc.                Delaware                 23-2736153
RehabClinics Abilene, Inc.              Delaware                 75-2284952
RehabClinics Dallas, Inc.               Delaware                 75-2422771
RehabClinics Pennsylvania, Inc.         Pennsylvania             23-2800212
Rehabilitation Network, Inc.            Oregon                   93-1016762
Robert M. Bacci, R.P.T., Physical
 Therapy, Inc.                          California               94-2750162
S.T.A.R.T., Inc                         Massachusetts            04-2710250
Select Air Corporation                  Delaware                 23-2872733
Select Employment Services, Inc.        Delaware                 25-1812245
Select Hospital Investors, Inc.         Delaware                 51-0402736
SelectMark, Inc.                        Delaware                 51-0400776
Select Medical of Kentucky, Inc.        Delaware                 25-1820753
Select Medical of Maryland, Inc.        Delaware                 23-2906982
Select Medical of New Jersey, Inc.      Delaware                 25-1805051
Select Medical of New York, Inc.        Delaware                 23-2916448
Select Medical of Ohio, Inc.            Delaware                 25-1820754
Select Medical of Pennsylvania, Inc.    Delaware                 23-2896808
Select Software Ventures, L.L.C.        Delaware                 25-1874244
Select Specialty Hospital--Akron, Inc.  Missouri                 43-1742017
Select Specialty Hospital--Akron II,
 Inc.                                   Delaware                 25-1883131
Select Specialty Hospital--Ann Arbor,
 Inc.                                   Missouri                 38-3389548

                                                State of
                                            Incorporation or    IRS Employer
Name                                          Organization   Identification No.
----                                        ---------------- ------------------
Select Specialty Hospital--Battle Creek,
 Inc.                                           Missouri         38-3389544
Select Specialty Hospital--Beech Grove,
 Inc.                                           Missouri         43-1726278
Select Specialty Hospital--Camp Hill, Inc.      Delaware         25-1866523
Select Specialty Hospital--Camp Hill, L.P.      Delaware         25-1885943
Select Specialty Hospital--Central
 Detroit, Inc.                                  Delaware         25-1862676
Select Specialty Hospital--Charleston,
 Inc.                                           Delaware         25-1866522
Select Specialty Hospital--Cincinnati,
 Inc.                                           Missouri         31-1574892
Select Specialty Hospital--Columbus, Inc.       Delaware         25-1813127
Select Specialty Hospital--
 Columbus/University, Inc.                      Missouri         31-1476471
Select Specialty Hospital--Dallas, Inc.         Delaware         25-1813126
Select Specialty Hospital--Denver, Inc.         Delaware         76-0292237
Select Specialty Hospital--Durham, Inc.         Delaware         25-1822461
Select Specialty Hospital--Erie, Inc.           Delaware         25-1858065
Select Specialty Hospital--Evansville,
 Inc.                                           Missouri         43-1726283
Select Specialty Hospital--Flint, Inc.          Missouri         38-3329100
Select Specialty Hospital--Fort Smith,
 Inc.                                           Missouri         71-0813112
Select Specialty Hospital--Fort Wayne,
 Inc.                                           Missouri         35-1994301
Select Specialty Hospital--Greensburg,
 Inc.                                           Delaware         25-1855814
Select Specialty Hospital--Houston, Inc.        Delaware         25-1813124
Select Specialty Hospital--Indianapolis,
 Inc.                                           Delaware         25-1813123
Select Specialty Hospital--Jackson, Inc.        Delaware         25-1880780
Select Specialty Hospital--Johnstown, Inc.      Missouri         52-2110603
Select Specialty Hospital--Kansas City,
 Inc.                                           Missouri         43-1732618
Select Specialty Hospital--Knoxville, Inc.      Delaware         25-1813122
Select Specialty Hospital--Little Rock,
 Inc.                                           Delaware         25-1813121
Select Specialty Hospital--Louisville,
 Inc.                                           Delaware         25-1816237
Select Specialty Hospital--Macomb County,
 Inc.                                           Missouri         38-3345654
Select Specialty Hospital--Memphis, Inc.        Delaware         25-1813120
Select Specialty Hospital--Mesa, Inc.           Delaware         25-1821705
Select Specialty Hospital--Miami, Inc.          Delaware         25-1855474
Select Specialty Hospital--Milwaukee, Inc.      Delaware         25-1820734
Select Specialty Hospital--Morgantown,
 Inc.                                           Delaware         25-1855473
Select Specialty Hospital--Nashville, Inc       Delaware         25-1813119
Select Specialty Hospital--New Orleans,
 Inc.                                           Delaware         25-1862678
Select Specialty Hospital--North
 Knoxville, Inc.                                Missouri         62-1684861
Select Specialty Hospital--Northwest
 Detroit, Inc.                                  Delaware         25-1862677
Select Specialty Hospital--Northwest
 Indiana, Inc.                                  Missouri         43-1726280
Select Specialty Hospital--Oklahoma City,
 Inc.                                           Delaware         25-1813118
Select Specialty Hospital--Oklahoma City/
 East Campus, Inc.                              Missouri         43-1699215
Select Specialty Hospital--Omaha, Inc.          Missouri         47-0815478
Select Specialty Hospital--
 Philadelphia/AEMC, Inc.                        Missouri         52-2075622
Select Specialty Hospital--Phoenix, Inc.        Delaware         25-1813117
Select Specialty Hospital--Pittsburgh,
 Inc.                                           Missouri         23-2911846
Select Specialty Hospital--Pontiac, Inc.        Missouri         38-3389212
Select Specialty Hospital--Reno, Inc.           Missouri         88-0383585
Select Specialty Hospital--San Antonio,
 Inc.                                           Delaware         25-1843089
Select Specialty Hospital--Sioux Falls,
 Inc.                                           Missouri        91-17773396
Select Specialty Hospital--Topeka, Inc.         Missouri         74-2826467

                                                State of
                                            Incorporation or    IRS Employer
Name                                          Organization   Identification No.
----                                        ---------------- ------------------
Select Specialty Hospital--TriCities, Inc.    Delaware           25-1813125
Select Specialty Hospital--Tulsa, Inc.        Delaware           25-1913116
Select Specialty Hospital--West Columbus,
 Inc.                                         Delaware           25-1816235
Select Specialty Hospital--Western
 Michigan, Inc.                               Missouri           38-3297128
Select Specialty Hospital--Wichita, Inc.      Missouri           48-1196430
Select Specialty Hospital--Wilmington,
 Inc.                                         Missouri           51-0382465
Select Specialty Hospital--Wyandotte, Inc.    Delaware           25-1862675
Select Specialty Hospital--Youngstown,
 Inc.                                         Missouri           34-1880514
Select Specialty Hospitals, Inc.              Delaware           25-1813128
Select Synergos, Inc.                         Delaware           25-1813114
Select Unit Management, Inc                   Delaware           71-0776296
SLMC Finance Corporation                      Delaware           51-0406794
SMC of Florida, Inc.                          Delaware           23-2935684
South Jersey Physical Therapy Associates,
 Inc.                                         New Jersey         22-2126713
South Jersey Rehabilitation and Sports
 Medicine Center, Inc.                        New Jersey         22-2544574
Southpointe Fitness Center, Inc.              Pennsylvania       25-1760081
Southwest Emergency Associates, Inc.          Arizona            86-0376633
Southwest Medical Supply Company, Inc.        New Mexico         85-0310482
Southwest Physical Therapy, Inc.              New Mexico         85-0333685
Southwest Therapists, Inc.                    New Mexico         85-0278777
Sporthopedics Sports and Physical Therapy
 Centers, Inc.                                California         77-0134614
Sports & Orthopedic Rehabilitation
 Services, Inc.                               Florida            59-2922487
Sports Therapy and Arthritis
 Rehabilitation, Inc.                         Delaware           23-2725850
Star Physical Therapy, Inc.                   Florida           65-007-6000
Stephenson-Holtz, Inc.                        California         77-0325407
The Center for Physical Therapy and
 Rehabilitation, Inc.                         New Mexico         85-0349202
The Orthopedic Sports and Industrial
 Rehabilitation Network, Inc.                 Pennsylvania       23-2626897
TJ Partnership I                              Florida            23-2827568
Treister, Inc.                                Ohio               34-1021034
Union Square Center for Rehabilitation &
 Sports Medicine, Inc.                        California         94-2986892
Valley Group Physical Therapists, Inc.        Pennsylvania       23-2081856
Vanguard Rehabilitation, Inc.                 Arizona            86-0490865
Wayzata Physical Therapy Center, Inc.         Minnesota          41-1529147
West Penn Rehabilitation Services, Inc.       Pennsylvania       25-1504470
West Side Physical Therapy, Inc.              Ohio               31-1182791
West Suburban Health Partners, Inc.           Minnesota          41-1631716
Yuma Rehabilitation Center, Inc.              Arizona            86-0470129

      The address, including zip code, and telephone number, including area code, of the principal offices of the additional registrants listed above (the "Additional Registrants") is 4716 Old Gettysburg Road, P.O. Box 2034, Mechanicsburg, Pennsylvania 17055. The telephone number at that address is
(717) 972-1100.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Under Section 145 of the General Corporate Law of the State of Delaware, Select Medical Corporation has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"). Select Medical Corporation's bylaws (Exhibit 3.2) also provide for mandatory indemnification of its directors and executive officers, and permissive indemnification of its employees and agents, to the fullest extent permissible under Delaware law.

      Select Medical Corporation's certificate of incorporation (Exhibit 3.1) provides that the liability of its directors for monetary damages shall be eliminated to the fullest extent permissible under Delaware law. Pursuant to Delaware law, this includes elimination of liability for monetary damages for breach of the directors' fiduciary duty of care to Select Medical Corporation and its stockholders. These provisions do not eliminate the directors' duty of care and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to Select Medical Corporation, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for any transaction from which the director derived an improper personal benefit, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

      Select Medical Corporation maintains a policy of directors' and officers' liability insurance that insures the Company's directors and officers against the cost of defense, settlement or payment of a judgment under certain circumstances.

      The Purchase Agreement (Exhibit 10.54) provides for indemnification by the initial purchasers of Select Medical Corporation and its officers and directors for certain liabilities arising under the Securities Act or otherwise.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

      (a) Exhibits

      The following exhibits are filed herewith unless otherwise indicated:


 Exhibit
 Number  Document
 ------- --------
   2.1   Stock Purchase Agreement dated as of May 29, 1998 by and among
         Select Medical Corporation, Beverly Enterprises, Inc. and American
         Transitional Hospitals, Inc., incorporated by reference to Exhibit
         2.1 of the Company's Registration Statement on Form S-1 (Reg. No.
         33-48856) filed October 27, 2000.
   2.2   Agreement and Plan of Merger dated as of November 9, 1998 by and among Select Medical Corporation, Select Medical of Mechanicsburg,
         Inc. and Intensiva HealthCare Corporation, incorporated by reference to Exhibit 2.2 of the Company's Registration Statement
         on Form S-1 (Reg. No. 33-48856) filed October 27, 2000.
   2.3   Stock Purchase Agreement dated as of October 1, 1999 by and among
         Select Medical Corporation, NC Resources, Inc. and NovaCare, Inc.,
         incorporated by reference to Exhibit 2.3 of the Company's
         Registration Statement on Form S-1 (Reg. No. 33-48856) filed
         October 27, 2000.
   2.4   First Amendment dated as of November 19, 1999 to Stock Purchase
         Agreement dated as of October 1, 1999 by and among Select Medical
         Corporation, NC Resources, Inc. and NovaCare, Inc., incorporated by reference to Exhibit 2.4 of the Company's Registration
         Statement on Form S-1 (Reg. No. 33-48856) filed October 27, 2000.
   2.5+  First Amendment to Stock Purchase Agreement dated as of June 30,
         1998 by and among Select Medical Corporation, Beverly Enterprises,
         Inc. and American Transitional Hospitals, Inc.
   3.1   Form of Restated Certificate of Incorporation, incorporated by reference to Exhibit 3.1 of the Company's Registration Statement
         on Form S-1 (Reg. No. 33-48856) filed March 30, 2001.
   3.2   Form of Amended and Restated Bylaws, incorporated by reference to
         Exhibit 3.2 of the Company's Registration Statement on Form S-1
         (Reg. No. 33-48856) filed March 30, 2001.
   4.1+  Indenture governing 9 1/2% Senior Subordinated Notes due 2009 among Select Medical Corporation, the Subsidiary Guarantors named therein and State Street Bank and Trust Company, N.A., dated
         June 11, 2001.
   4.2+  Form of 9 1/2% Senior Subordinated Note due 2009 (included in
         Exhibit 4.1)
   4.3+  Exchange and Registration Rights Agreement, dated June 11, 2001 by and among Select Medical Corporation, the Subsidiary Guarantors named therein, J.P. Morgan Securities Inc., Merrill Lynch, Pierce,
         Fenner & Smith Incorporated, Credit Suisse First Boston
         Corporation, CIBC World Markets Corp. and First Union Securities,
         Inc.
   5.1   Opinion of Dechert as to the legality of the notes being
         registered.
  10.1   Registration Agreement dated as of February 5, 1997 by and among
         Select Medical Corporation; Golder, Thoma, Cressey, Rauner Fund V,
         L.P.; Welsh, Carson, Anderson & Stowe VII, L.P., Rocco A. Ortenzio
         and Robert A. Ortenzio, incorporated by reference to Exhibit 10.1 of the Company's Registration Statement on Form S-1 (Reg. No. 33-
         48856) filed October 27, 2000.
  10.2   Amendment No. 1 dated as of December 15, 1998 to Registration
         Agreement dated as of February 5, 1997 by and among Select Medical
         Corporation; Golder, Thoma, Cressey, Rauner Fund V, L.P.; Welsh,
         Carson, Anderson & Stowe VII, L.P., Rocco A. Ortenzio and Robert
         A. Ortenzio, incorporated by reference to Exhibit 10.2 of the
         Company's Registration Statement on Form S-1 (Reg. No. 33-48856)
         filed October 27, 2000.

 Exhibit
 Number  Document
 ------- --------
  10.3   Amendment No. 2 dated as of November 19, 1999 to Registration
         Agreement dated as of February 5, 1997 by and among Select
         Medical; Golder, Thoma, Cressey, Rauner Fund V, L.P.; Welsh,
         Carson, Anderson & Stowe VII, L.P., Rocco A. Ortenzio and Robert
         A. Ortenzio, incorporated by reference to Exhibit 10.3 of the
         Company's Registration Statement on Form S-1 (Reg. No. 33-48856)
         filed October 27, 2000.
  10.4   Credit Agreement dated as of September 22, 2000 among Select
         Medical Corporation, Canadian Back Institute Limited, The Chase
         Manhattan Bank, The Chase Manhattan Bank of Canada, Banc of
         America Securities, LLC and CIBC, Inc., incorporated by reference to Exhibit 10.4 of the Company's Registration Statement on Form S-
         1 (Reg. No. 33-48856) filed October 27, 2000.
  10.5   Securities Purchase Agreement dated as of November 19, 1999 by and among Select Medical Corporation; Welsh, Carson, Anderson & Stowe
         VII, L.P.; WCAS Capital Partners III, L.P.; Thoma Cressey Fund VI,
         L.P.; and GTCR Fund VI, L.P., incorporated by reference to Exhibit
         10.6 of the Company's Registration Statement on Form S-1 (Reg. No.
         33-48856) filed October 27, 2000.
  10.6   Employment Agreement dated as of December 16, 1998 between Select
         Medical Corporation and David W. Cross, incorporated by reference to Exhibit 10.8 of the Company's Registration Statement on Form S-
         1 (Reg. No. 33-48856) filed October 27, 2000.
  10.7   Other Senior Management Agreement dated as of June 2, 1997 between
         Select Medical Corporation and Frank Fritsch, incorporated by reference to Exhibit 10.9 of the Company's Registration Statement
         on Form S-1 (Reg. No. 33-48856) filed October 27, 2000.
  10.8   Change of Control Agreement dated as of March 1, 2000 between
         Select Medical Corporation and S. Frank Fritsch, incorporated by reference to Exhibit 10.10 of the Company's Registration Statement
         on Form S-1 (Reg. No. 33-48856) filed October 27, 2000.
  10.9   Change of Control Agreement dated as of March 1, 2000 between
         Select Medical Corporation and Martin F. Jackson, incorporated by reference to Exhibit 10.11 of the Company's Registration Statement
         on Form S-1 (Reg. No. 33-48856) filed October 27, 2000.
  10.10  Employment Agreement dated as of December 21, 1999 between
         RehabClinics, Inc. and Edward R. Miersch, incorporated by
         reference to Exhibit 10.12 of the Company's Registration Statement
         on Form S-1 (Reg. No. 33-48856) filed October 27, 2000.
  10.11  Change of Control Agreement dated as of March 1, 2000 between
         Select Medical Corporation and Edward R. Miersch, incorporated by reference to Exhibit 10.13 of the Company's Registration Statement
         on Form S-1 (Reg. No. 33-48856) filed October 27, 2000.
  10.12  Employment Agreement dated as of March 1, 2000 between Select
         Medical Corporation and Robert A. Ortenzio, incorporated by reference to Exhibit 10.14 of the Company's Registration Statement
         on Form S-1 (Reg. No. 33-48856) filed October 27, 2000.
  10.13  Amendment dated as of August 8, 2000 to Employment Agreement dated as of March 1, 2000 between Select Medical Corporation and Robert
         A. Ortenzio, incorporated by reference to Exhibit 10.15 of the
         Company's Registration Statement on Form S-1 (Reg. No. 33-48856)
         filed October 27, 2000.
  10.14  Employment Agreement dated as of March 1, 2000 between Select
         Medical Corporation and Rocco A. Ortenzio, incorporated by reference to Exhibit 10.16 of the Company's Registration Statement
         on Form S-1 (Reg. No. 33-48856) filed October 27, 2000.
  10.15  Amendment dated as of August 8, 2000 to Employment Agreement dated as of March 1, 2000 between Select Medical Corporation and Rocco
         A. Ortenzio, incorporated by reference to Exhibit 10.17 of the
         Company's Registration Statement on Form S-1 (Reg. No. 33-48856)
         filed October 27, 2000.
  10.16  Split Dollar Agreement dated as of October 6, 2000 between Select
         Medical Corporation, Michael E. Salerno and Rocco A. Ortenzio,
         incorporated by reference to Exhibit 10.18 of the Company's
         Registration Statement on Form S-1 (Reg. No. 33-48856) filed
         October 27, 2000.

 Exhibit
 Number  Document
 ------- --------
  10.17  Employment Agreement dated as of March 1, 2000 between Select
         Medical Corporation and Patricia A. Rice, incorporated by
         reference to Exhibit 10.19 of the Company's Registration Statement
         on Form S-1 (Reg. No. 33-48856) filed October 27, 2000.
  10.18  Amendment dated as of August 8, 2000 to Employment Agreement dated as of March 1, 2000 between Select Medical Corporation and
         Patricia A. Rice, incorporated by reference to Exhibit 10.20 of the Company's Registration Statement on Form S-1 (Reg. No. 33-
         48856) filed October 27, 2000.
  10.19  Other Senior Management Agreement dated as of March 28, 1997 between Select Medical Corporation and Michael E. Tarvin,
         incorporated by reference to Exhibit 10.21 of the Company's
         Registration Statement on Form S-1 (Reg. No. 33-48856) filed
         October 27, 2000.
  10.20  Change of Control Agreement dated as of March 1, 2000 between
         Select Medical Corporation and Michael E. Tarvin, incorporated by reference to Exhibit 10.22 of the Company's Registration Statement
         on Form S-1 (Reg. No. 33-48856) filed October 27, 2000.
  10.21  Employment Agreement dated as of May 22, 2000 between Select
         Medical Corporation and LeRoy S. Zimmerman, incorporated by reference to Exhibit 10.23 of the Company's Registration Statement
         on Form S-1 (Reg. No. 33-48856) filed October 27, 2000.
  10.22  Office Lease Agreement dated as of May 18, 1999 between Select
         Medical Corporation and Old Gettysburg Associates I, incorporated by reference to Exhibit 10.24 of the Company's Registration
         Statement on Form S-1 (Reg. No. 33-48856) filed October 27, 2000.
  10.23  First Addendum dated June 1999 to Office Lease Agreement dated as of May 18, 1999 between Select Medical Corporation and Old
         Gettysburg Associates I, incorporated by reference to Exhibit
         10.25 of the Company's Registration Statement on Form S-1 (Reg.
         No. 33-48856) filed October 27, 2000.
  10.24  Second Addendum dated as of February 1, 2000 to Office Lease
         Agreement dated as of May 18, 1999 between Select Medical
         Corporation and Old Gettysburg Associates I, incorporated by reference to Exhibit 10.26 of the Company's Registration Statement
         on Form S-1 (Reg. No. 33-48856) filed October 27, 2000.
  10.25  Office Lease Agreement dated as of June 17, 1999 between Select
         Medical Corporation and Old Gettysburg Associates III,
         incorporated by reference to Exhibit 10.27 of the Company's
         Registration Statement on Form S-1 (Reg. No. 33-48856) filed
         October 27, 2000.
  10.26  Equipment Lease Agreement dated as of April 1, 1997 between Select
         Medical Corporation and Select Capital Corporation, incorporated by reference to Exhibit 10.28 of the Company's Registration
         Statement on Form S-1 (Reg. No. 33-48856) filed October 27, 2000.
  10.27  First Amendment dated as of December 8, 1997 to Equipment Lease
         Agreement dated as of April 1, 1997 between Select Medical
         Corporation and Select Capital Corporation, incorporated by reference to Exhibit 10.29 of the Company's Registration Statement
         on Form S-1 (Reg. No. 33-48856) filed October 27, 2000.
  10.28  Second Amendment dated as of January 28, 2000 to Equipment Lease
         Agreement dated as of April 1, 1997 between Select Medical
         Corporation and Select Capital Corporation, incorporated by reference to Exhibit 10.30 of the Company's Registration Statement
         on Form S-1 (Reg. No. 33-48856) filed October 27, 2000.
  10.29  Amended and Restated 1997 Stock Option Plan, amended and restated
         February 22, 2001, incorporated by reference to Exhibit 10.31 of the Company's Registration Statement on Form S-1 (Reg. No. 33-
         48856) filed March 30, 2001.
  10.30  First Amendment dated as of October 15, 2000 to Employment
         Agreement dated as of December 16, 1998 between Select Medical
         Corporation and David W. Cross, incorporated by reference to
         Exhibit 10.33 of the Company's Registration Statement on Form S-1
         (Reg. No. 33-48856) filed October 27, 2000.

 Exhibit
 Number  Document
 ------- --------
  10.31  Amended and Restated Senior Management Agreement dated as of May
         7, 1997 between Select Medical Corporation, John Ortenzio, Martin
         Ortenzio, Select Investments II, Select Partners, L.P. and Rocco
         Ortenzio, incorporated by reference to Exhibit 10.34 of the
         Company's Registration Statement on Form S-1 (Reg. No. 33-48856)
         filed October 27, 2000.
  10.32  Amendment No. 1 dated as of January 1, 2000 to Amended and
         Restated Senior Management Agreement dated May 7, 1997 between
         Select Medical Corporation and Rocco Ortenzio, incorporated by reference to Exhibit 10.35 of the Company's Registration Statement
         on Form S-1 (Reg. No. 33-48856) filed October 27, 2000.
  10.33  Naming, Promotional and Sponsorship Agreement dated as of October
         1, 1997 between NovaCare, Inc. and the Philadelphia Eagles Limited
         Partnership, assumed by Select Medical Corporation in a Consent and Assumption Agreement dated November 19, 1999 by and among
         NovaCare, Inc., Select Medical Corporation and the Philadelphia
         Eagles Limited Partnership, incorporated by reference to Exhibit
         10.36 of the Company's Registration Statement on Form S-1 (Reg.
         No. 33-48856) filed December 7, 2000.
  10.34  10% Promissory Note dated January 16, 1998 issued to Rocco A.
         Ortenzio, incorporated by reference to Exhibit 10.37 of the
         Company's Registration Statement on Form S-1 (Reg. No. 33-48856)
         filed December 22, 2000.
  10.35  10% Promissory Note dated January 30, 1998 issued to Rocco A.
         Ortenzio, incorporated by reference to Exhibit 10.38 of the
         Company's Registration Statement on Form S-1 (Reg. No. 33-48856)
         filed December 22, 2000.
  10.36  Cost Sharing Agreement, dated December 11, 2000, among Select
         Transport, Inc., Select Medical Corporation and Select Air II
         Corporation, incorporated by reference to Exhibit 10.39 of the
         Company's Registration Statement on Form S-1 (Reg. No. 33-48856)
         filed December 22, 2000.
  10.37  Amended and Restated Deferred Compensation Agreement dated January
         1, 2000 between Select Medical Corporation and Rocco A. Ortenzio, incorporated by reference to Exhibit 10.40 of the Company's
         Registration Statement on Form S-1 (Reg. No. 33-48856) filed March
         7, 2001.
  10.38  Settlement Agreement dated as of July 6, 2000 by and among Select
         Medical Corporation, NC Resources, Inc, NAHC Inc., and NovaCare
         Holdings, Inc, incorporated by reference to Exhibit 10.44 of the
         Company's Registration Statement on Form S-1 (Reg. No. 33-48856)
         filed March 30, 2001.
  10.39  First Amendment dated December 28, 2000 to the Credit Agreement dated as of September 22, 2000 among Select Medical Corporation,
         Canadian Back Institute Limited, The Chase Manhattan Bank, The
         Chase Manhattan Bank of Canada, Banc of America Securities, LLC
         and CIBC, Inc., incorporated by reference to Exhibit 10.45 of the
         Company's Registration Statement on Form S-1 (Reg. No. 33-48856)
         filed March 30, 2001.
  10.40  Second Amendment dated January 18, 2001 to the Amended Credit
         Agreement dated as of September 22, 2000 among Select Medical
         Corporation, Canadian Back Institute Limited, The Chase Manhattan
         Bank, The Chase Manhattan Bank of Canada, Banc of America
         Securities, LLC and CIBC, Inc., incorporated by reference to
         Exhibit 10.46 of the Company's Registration Statement on Form S-1
         (Reg. No. 33-48856) filed March 30, 2001.
  10.41  Amendment No. 2 dated as of February 23, 2001 to Employment
         Agreement dated as of March 1, 2000 between Select Medical
         Corporation and Rocco A. Ortenzio, incorporated by reference to
         Exhibit 10.47 of the Company's Registration Statement on Form S-1
         (Reg. No. 33-48856) filed March 30, 2001.
  10.42  Amendment No. 2 dated as of February 23, 2001 to Employment
         Agreement dated as of March 1, 2000 between Select Medical
         Corporation and Robert A. Ortenzio, incorporated by reference to
         Exhibit 10.48 of the Company's Registration Statement on Form S-1
         (Reg. No. 33-48856) filed March 30, 2001.

 Exhibit
 Number  Document
 ------- --------
 10.43   Amendment No. 2 dated as of February 23, 2001 to Employment
         Agreement dated as of March 1, 2000 between Select Medical
         Corporation and Patricia A. Rice, incorporated by reference to
         Exhibit 10.49 of the Company's Registration Statement on Form S-1
         (Reg. No. 33-48856) filed March 30, 2001.
 10.44   Amendment No. 1 dated as of February 23, 2001 to Employment
         Agreement dated as of May 22, 2000 between Select Medical
         Corporation and LeRoy S. Zimmerman, incorporated by reference to
         Exhibit 10.50 of the Company's Registration Statement on Form S-1
         (Reg. No. 33-48856) filed March 30, 2001.
 10.45   Amendment dated as of February 23, 2001 to Change of Control
         Agreement dated as of March 1, 2000 between Select Medical
         Corporation and Edward R. Miersch, incorporated by reference to
         Exhibit 10.51 of the Company's Registration Statement on Form S-1
         (Reg. No. 33-48856) filed March 30, 2001.
 10.46   Amendment dated as of February 23, 2001 to Change of Control
         Agreement dated as of March 1, 2000 between Select Medical
         Corporation and Martin F. Jackson, incorporated by reference to
         Exhibit 10.52 of the Company's Registration Statement on Form S-1
         (Reg. No. 33-48856) filed March 30, 2001.
 10.47   Amendment dated as of February 23, 2001 to Change of Control
         Agreement dated as of March 1, 2000 between Select Medical
         Corporation and S. Frank Fritsch, incorporated by reference to
         Exhibit 10.53 of the Company's Registration Statement on Form S-1
         (Reg. No. 33-48856) filed March 30, 2001.
 10.48   Amendment dated as of February 23, 2001 to Change of Control
         Agreement dated as of March 1, 2000 between Select Medical
         Corporation and Michael E. Tarvin, incorporated by reference to
         Exhibit 10.54 of the Company's Registration Statement on Form S-1
         (Reg. No. 33-48856) filed March 30, 2001.
 10.49+  Third Amendment dated May 31, 2001 to the Credit Agreement dated as of September 22, 2000 among Select Medical Corporation,
         Canadian Back Institute Limited, The Chase Manhattan Bank, The
         Chase Manhattan Bank of Canada, Banc of America Securities, LLC
         and CIBC Inc.
 10.50+  Amendment No. 3 dated as of April 24, 2001 to Employment Agreement dated as of March 1, 2000 between Select Medical Corporation and
         Rocco A. Ortenzio.
 10.51+  First Amendment to Cost Sharing Agreement dated as of April 1,
         2001 by and among Select Medical Corporation, Select Transport,
         Inc. and Select Air II Corporation.
 10.52+  Third Addendum dated as of May 17, 2001 to Office Lease Agreement dated as of May 18, 1999 between Select Medical Corporation and
         Old Gettysburg Associates I.
 10.53+  Office Lease Agreement dated as of May 15, 2001 by and between
         Select Medical Corporation and Old Gettysburg Associates II.
 10.54+  Purchase Agreement, dated June 11, 2001 by and among Select
         Medical Corporation, the Subsidiary Guarantors named therein, J.P.
         Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith
         Incorporated, Credit Suisse First Boston Corporation, CIBC World
         Markets Corp. and First Union Securities, Inc.
 12.1+   Statement of Corporation of Ratio of Earnings of Fixed Charges.
 21.1+   Subsidiaries of Select Medical Corporation.
 23.1+   Consent of PricewaterhouseCoopers LLP.
 23.2+   Consent of Ernst & Young LLP.
 23.3+   Consent of KPMG LLP.
 23.4    Consent of Dechert, included in Exhibit 5.1.
 23.5+   Consent of PricewaterhouseCoopers LLP
 24.1+   Power of Attorney, included on the signature page hereof.

 Exhibit
 Number  Document
 ------- --------
  25.1+  Statement of Eligibility of Trustee
  99.1+  Form of Letter of Transmittal
  99.2+  Form of Notice of Guaranteed Delivery
  99.3+  Letter to holders of 9 1/2% Senior Subordinated Notes due 2009 concerning offer for all outstanding 9 1/2% Senior Subordinated
         Notes due 2009 in exchange for 9 1/2% Senior Subordinated Notes due 2009 which have been registered under the Securities Act, as amended.
  99.4+  Letter to brokers, dealers, commercial banks, trust companies and other nominees concerning offer for all outstanding 9 1/2% Senior
         Subordinated Notes due 2009 in exchange for 9 1/2% Senior
         Subordinated Notes due 2009 which have been registered under the
         Securities Act, as amended.
  99.5+  Letter to clients concerning offer for all outstanding 9 1/2%
         Senior Subordinated Notes due 2009 in exchange for 9 1/2% Senior
         Subordinated Notes due 2009 which have been registered under the
         Securities Act, as amended.
  99.6+  Guidelines for certification of taxpayer identification number on substitute Form W-9.

--------



 +  Filed on June 26, 2001 as an exhibit to this Registration Statement.

                      Report of Independent Accountants on
                         Financial Statement Schedules

To the Board of Directors of Select Medical Corporation:

    Our audits of the consolidated financial statements referred to in our report dated February 16, 2001, except for paragraphs 8 and 2 of Note 7,
    Note 19 and Note 20, which are dated March 28, 2001, April 3, 2001, May 2, 2001 and June 11, 2001, respectively appearing in this Registration Statement on Form S-4 also included an audit of the financial statement schedule listed in Item 16(b) of this Form S-4. In our opinion, this financial statement schedule presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements.

/s/ PricewaterhouseCoopers LLP
Harrisburg, Pennsylvania
February 16, 2001, except for
paragraphs 8 and 2 of Note 7, Note 19 and Note 20
which are dated
March 28, 2001, April 3, 2001, May 2, 2001 and June 11, 2001, respectively

                 Schedule II-Valuation and Qualifying Accounts

                          Balance                                         Balance
                            at     Charged to                               at
                         Beginning  Cost and                              End  of
Description               of Year   Expenses  Acquisitions (A) Write off   Year
-----------              --------- ---------- ---------------- ---------  -------
Year ended December 31,
 2000 allowance for
 doubtful accounts.....   $69,492   $29,335       $   --       $(23,310)  $75,517
Year ended December 31,
 1999 allowance for
 doubtful accounts.....  $ 15,701   $ 8,858       $53,989      $ (9,056)  $69,492
Year ended December 31,
 1998 allowance for
 doubtful accounts.....  $    773   $ 4,014       $16,431      $ (5,517)  $15,701
Year ended December 31,
 2000 income tax
 valuation allowance...  $ 38,941   $   --        $(3,745)     $    --    $35,196
Year ended December 31,
 1999 income tax
 valuation allowance...  $ 18,867   $   --        $20,074      $    --    $38,941
Year ended December 31,
 1998 income tax
 valuation allowance...  $    --    $   --        $18,867      $    --    $18,867

(A) Represents opening balance sheet reserves resulting from purchase accounting entries.

ITEM 22. UNDERTAKINGS.

      (a) The undersigned registrants hereby undertake:

          (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) to include any prospectus required by Section 10(a)(3)
            of the Securities Act of 1933;

                  (ii) to reflect in the prospectus any facts or events
            arising after the effective date of the registration statement (or the most recent post- effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) to include any material information with respect to
            the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

      (c) The undersigned registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

      (d) The undersigned registrants hereby undertake to supply by means of a post- effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mechanicsburg, Commonwealth of Pennsylvania on the 10th day of July, 2001.



                                          SELECT MEDICAL CORPORATION

                                                   Robert A. Ortenzio
                                          By: _________________________________
                                                     Robert A. Ortenzio
                                               President and Chief Operating
                                                          Officer


      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


              Signature                          Title                   Date
              ---------                          -----                   ----

         Rocco A. Ortenzio             Chairman, Chief Executive     July 10, 2001
______________________________________  Officer (principal
          Rocco A. Ortenzio             executive officer)

         Robert A. Ortenzio            Director, Chief Operating     July 10, 2001
______________________________________  Officer
          Robert A. Ortenzio

         Martin F. Jackson             Chief Financial Officer       July 10, 2001
______________________________________  (principal financial
          Martin F. Jackson             officer)

         Scott A. Romberger            Controller (principal         July 10, 2001
______________________________________  accounting officer)
          Scott A. Romberger

                                       Director                      July 10, 2001
______________________________________
          Russell L. Carson

                 *                     Director                      July 10, 2001
______________________________________
           Bryan C. Cressey

                 *                     Director                      July 10, 2001
______________________________________
          Donald J. Edwards

                                       Director                      July 10, 2001
______________________________________
            Meyer Feldberg

                                       Director                      July 10, 2001
______________________________________
             James Dalton

              Signature                          Title                   Date
              ---------                          -----                   ----

                                       Director                      July 10, 2001
______________________________________
           Leopold Swergold

                 *                     Director                      July 10, 2001
______________________________________
          LeRoy S. Zimmerman


* Attorney-in-Fact


        Michael E. Tarvin


_________________________________


        Michael E. Tarvin

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the below-named Registrants have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Mechanicsburg, Commonwealth of Pennsylvania, on the 10th day of July, 2001.


                                          Abel Center for Rehabilitation
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                                          Atlantic Rehabilitation Services,
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                                          Buendel Physical Therapy, Inc.
                                          CCISUB, Inc.
                                          Cenla Physical Therapy &
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                                          Center for Evaluation &
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                                          Center for Physical Therapy & Sports
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                                          C.E.R.--West, Inc.
                                          Champion Physical Therapy, Inc.
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                                          Douglas C. Claussen, R.P.T.,
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                                          Greater Sacramento Physical Therapy
                                           Associates, Inc.
                                          Grove City Physical Therapy and
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                                          Gulf Breeze Physical Therapy, Inc.
                                          Gulf Coast Hand Specialists, Inc.
                                          Hand Therapy and Rehabilitation
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                                          Hand Therapy Associates, Inc.
                                          Hangtown Physical Therapy, Inc.
                                          Hawley Physical Therapy, Inc.

                                          Human Performance and Fitness, Inc.
                                          Indianapolis Physical Therapy and
                                           Sports Medicine, Inc.
                                          Intensiva Healthcare Corporation
                                          Intensiva Hospital of Greater St.
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                                          Joyner Sports Science Institute,
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                                          Joyner Sportsmedicine Institute,
                                           Inc.
                                          Kentucky Rehabilitation Services,
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                                          Mark Butler Physical Therapy Center,
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                                          Metro Rehabilitation Services, Inc.
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                                          Orthopedic and Sports Physical
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                                          Peters, Starkey & Todrank Physical
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                                          Physical Focus, Inc.
                                          Physical Rehabilitation Partners,
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                                          Physical Therapy Institute, Inc.
                                          Physical Therapy Services of the
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                                          Pro Active Therapy of Gaffney, Inc.
                                          Pro Active Therapy of Greenville,
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                                          Pro Active Therapy of North
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                                          Pro Active Therapy of Virginia, Inc.
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                                          RCI (Exertec), Inc.
                                          RCI (Michigan), Inc.
                                          RCI (S.P.O.R.T.), Inc.

                                          RCI (WRS), Inc.
                                          RCI Nevada, Inc.
                                          Rebound Oklahoma, Inc.
                                          Redwood Pacific Therapies, Inc.
                                          Rehab Advantage, Inc.
                                          RehabClinics Abilene, Inc.
                                          RehabClinics Dallas, Inc.
                                          RehabClinics, Inc.
                                          RehabClinics Pennsylvania, Inc.
                                          RehabClinics (COAST), Inc.
                                          RehabClinics (GALAXY), Inc.
                                          RehabClinics (New Jersey), Inc.
                                          RehabClinics (PTA), Inc.
                                          RehabClinics (SPT), Inc.
                                          Rehabilitation Network, Inc.
                                          Rehab Managed Care of Arizona, Inc.
                                          Rehab Provider Network--California,
                                           Inc.
                                          Rehab Provider Network of Colorado,
                                           Inc.
                                          Rehab Provider Network--Delaware,
                                           Inc.
                                          Rehab Provider Network of Florida,
                                           Inc.
                                          Rehab Provider Network--Georgia,
                                           Inc.
                                          Rehab Provider Network--Indiana,
                                           Inc.
                                          Rehab Provider Network--Maryland,
                                           Inc.
                                          Rehab Provider Network--Michigan,
                                           Inc.
                                          Rehab Provider Network of Nevada,
                                           Inc.
                                          Rehab Provider Network--New Jersey,
                                           Inc.
                                          Rehab Provider Network of New
                                           Mexico, Inc.
                                          Rehab Provider Network of North
                                           Carolina, Inc.
                                          Rehab Provider Network--Ohio, Inc.
                                          Rehab Provider Network--Oklahoma,
                                           Inc.
                                          Rehab Provider Network--
                                           Pennsylvania, Inc.
                                          Rehab Provider Network of Texas,
                                           Inc.
                                          Rehab Provider Network--Virginia,
                                           Inc.
                                          Rehab Provider Network--Washington,
                                           D.C., Inc.
                                          Rehab Provider Network of Wisconsin,
                                           Inc.
                                          Rehab World, Inc.
                                          Rehab/Work Hardening Management
                                           Associates, Ltd.
                                          Robert M. Bacci, R.P.T. Physical
                                           Therapy, Inc.
                                          SMC of Florida, Inc.
                                          Select Air Corporation
                                          Select Employment Services, Inc.
                                          Select Medical of Kentucky, Inc.
                                          Select Medical of Maryland, Inc.
                                          Select Medical of New Jersey, Inc.
                                          Select Medical of New York, Inc.
                                          Select Medical of Ohio, Inc.
                                          Select Medical of Pennsylvania, Inc.
                                          Select Specialty Hospital--Akron,
                                           Inc.
                                          Select Specialty Hospital--Akron II,
                                           Inc.
                                          Select Specialty Hospital--Ann
                                           Arbor, Inc.
                                          Select Specialty Hospital--Battle
                                           Creek, Inc.

                                          Select Specialty Hospital--Beech
                                           Grove, Inc.
                                          Select Specialty Hospital--Camp
                                           Hill, Inc.
                                          Select Specialty Hospital--Central
                                           Detroit, Inc.
                                          Select Specialty Hospital--
                                           Charleston, Inc.
                                          Select Specialty Hospital--
                                           Cincinnati, Inc.
                                          Select Specialty Hospital--Columbus,
                                           Inc.
                                          Select Specialty Hospital--
                                           Columbus/University, Inc.
                                          Select Specialty Hospital--Dallas,
                                           Inc.
                                          Select Specialty Hospital--Denver,
                                           Inc.
                                          Select Specialty Hospital--Durham,
                                           Inc.
                                          Select Specialty Hospital--Erie,
                                           Inc.
                                          Select Specialty Hospital--
                                           Evansville, Inc.
                                          Select Specialty Hospital--Flint,
                                           Inc.
                                          Select Specialty Hospital--Fort
                                           Smith, Inc.
                                          Select Specialty Hospital--Fort
                                           Wayne, Inc.
                                          Select Specialty Hospital--
                                           Greenburg, Inc.
                                          Select Specialty Hospital--Houston,
                                           Inc.
                                          Select Specialty Hospital--
                                           Indianapolis, Inc.
                                          Select Specialty Hospital--Jackson,
                                           Inc.
                                          Select Specialty Hospital--
                                           Johnstown, Inc.
                                          Select Specialty Hospital--Kansas
                                           City, Inc.
                                          Select Specialty Hospital--
                                           Knoxville, Inc.
                                          Select Specialty Hospital--Little
                                           Rock, Inc.
                                          Select Specialty Hospital--
                                           Louisville, Inc.
                                          Select Specialty Hospital--Macomb
                                           County, Inc.
                                          Select Specialty Hospital--Memphis,
                                           Inc.
                                          Select Specialty Hospital--Mesa,
                                           Inc.
                                          Select Specialty Hospital--Miami,
                                           Inc.
                                          Select Specialty Hospital--
                                           Milwaukee, Inc.
                                          Select Specialty Hospital--
                                           Morgantown, Inc.
                                          Select Specialty Hospital--
                                           Nashville, Inc.
                                          Select Specialty Hospital--New
                                           Orleans, Inc.
                                          Select Specialty Hospital--North
                                           Knoxville, Inc.
                                          Select Specialty Hospital--Northwest
                                           Detroit, Inc.
                                          Select Specialty Hospital--Northwest
                                           Indiana, Inc.
                                          Select Specialty Hospital--Oklahoma
                                           City/East Campus
                                          Select Specialty Hospital--Oklahoma
                                           City, Inc.
                                          Select Specialty Hospital--Omaha,
                                           Inc.
                                          Select Specialty Hospital--
                                           Philadelphia/AEMC, Inc.
                                          Select Specialty Hospital--Phoenix,
                                           Inc.
                                          Select Specialty Hospital--
                                           Pittsburgh, Inc.
                                          Select Specialty Hospital--Pontiac,
                                           Inc.
                                          Select Specialty Hospital--Reno,
                                           Inc.
                                          Select Specialty Hospital--San
                                           Antonio, Inc.
                                          Select Specialty Hospital--Sioux
                                           Falls, Inc.
                                          Select Specialty Hospital--Topeka,
                                           Inc.
                                          Select Specialty Hospital--
                                           TriCities, Inc.
                                          Select Specialty Hospital--Tulsa,
                                           Inc.
                                          Select Specialty Hospital--West
                                           Columbus, Inc.
                                          Select Specialty Hospital--Western
                                           Michigan, Inc.

                                          Select Specialty Hospital--Wichita,
                                           Inc.
                                          Select Specialty Hospital--
                                           Wilmington, Inc.
                                          Select Specialty Hospital--
                                           Wyandotte, Inc.
                                          Select Specialty Hospital--
                                           Youngstown, Inc.
                                          Select Specialty Hospitals, Inc.
                                          Select Synergos, Inc.
                                          Select Unit Management, Inc.
                                          South Jersey Physical Therapy
                                           Associates, Inc.
                                          South Jersey Rehabilitation and
                                           Sports Medicine Center, Inc.
                                          Southpointe Fitness Center, Inc.
                                          Southwest Emergency Associates, Inc.
                                          Southwest Medical Supply Company
                                          Southwest Physical Therapy, Inc.
                                          Southwest Therapists, Inc.
                                          Sporthopedics Sports and Physical
                                           Therapy Centers, Inc.
                                          Sports & Orthopedic Rehabilitation
                                           Services, Inc.
                                          Sports Therapy and Arthritis
                                           Rehabilitation, Inc.
                                          Star Physical Therapy, Inc.
                                          S.T.A.R.T., Inc.
                                          Stephenson--Holtz, Inc.
                                          The Center for Physical Therapy and
                                           Rehabilitation, Inc.
                                          The Orthopedic Sports and Industrial
                                           Rehabilitation Network, Inc.
                                          Treister, Inc.
                                          Union Square Center for
                                           Rehabilitation & Sports Medicine,
                                           Inc.
                                          Valley Group Physical Therapists,
                                           Inc.
                                          Vanguard Rehabilitation, Inc.
                                          Wayzata Physical Therapy Center,
                                           Inc.
                                          West Penn Rehabilitation Services,
                                           Inc.
                                          West Side Physical Therapy, Inc.
                                          West Suburban Health Partners, Inc.
                                          Yuma Rehabilitation Center, Inc.

                                                   Michael E. Tarvin
                                          By: _________________________________
                                                     Michael E. Tarvin
                                               Vice President and Secretary

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated for each of the Registrants listed above on July 10, 2001.


                Signatures                                     Title
                ----------                                     -----

            Rocco A. Ortenzio               Director and Chief Executive Officer
___________________________________________  (principal executive officer)
             Rocco A. Ortenzio

            Martin F. Jackson               Vice President
___________________________________________  (principal financial officer)
             Martin F. Jackson

           Scott A. Romberger               Vice President and Treasurer
___________________________________________  (principal accounting officer)
            Scott A. Romberger

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the below-named Registrants have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Mechanicsburg, Commonwealth of Pennsylvania, on the 10th day of July, 2001.


                                          P.T. Services Company
                                          P.T. Services Rehabilitation, Inc.
                                          P.T. Services, Inc.

                                                    Michael E. Tarvin
                                          By: _________________________________
                                                     Michael E. Tarvin
                                               Vice President and Secretary



      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated for each of the Registrants listed above on July 10, 2001.


                Signatures                                     Title
                ----------                                     -----

            Rocco A. Ortenzio               Director and Chief Executive Officer
___________________________________________  (principal executive officer)
             Rocco A. Ortenzio

           Robert A. Ortenzio               Director and President
___________________________________________
            Robert A. Ortenzio

            Michael E. Tarvin               Director, Vice President and Secretary
___________________________________________
             Michael E. Tarvin

            Kenneth L. Moore                Director, Vice President and Assistant
___________________________________________  Secretary
             Kenneth L. Moore

                                            Director and Executive Vice President
___________________________________________
            Michael P. Herbert

                                            Director and Executive Vice President
___________________________________________
           Frederick L. Fabrizio

                                            Director and Executive Vice President
___________________________________________
           Larry A. Adelsperger

            Martin F. Jackson               Vice President
___________________________________________  (principal financial officer)
             Martin F. Jackson

           Scott A. Romberger               Vice President and Treasurer
___________________________________________  (principal accounting officer)
            Scott A. Romberger

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the below-named Registrants have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Mechanicsburg, Commonwealth of Pennsylvania, on the 10th day of July, 2001.


                                          SelectMark, Inc.
                                          Select Hospital Investors, Inc.
                                          SLMC Finance Corporation

                                                    Andrew Panaccione
                                          By: _________________________________
                                                     Andrew Panaccione
                                               Vice President and Treasurer



      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated for each of the Registrants listed above on July 10, 2001.


                Signatures                                     Title
                ----------                                     -----

           Scott A. Romberger               Director and President
___________________________________________  (principal executive, financial and
            Scott A. Romberger               accounting officer)

             Karen Severino                 Director and Secretary
___________________________________________
              Karen Severino

            Andrew Panaccione               Director, Vice President and Treasurer
___________________________________________
             Andrew Panaccione

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the below-named Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mechanicsburg, Commonwealth of Pennsylvania, on the 10th day of July, 2001.

                                          Avalon Rehabilitation & Healthcare,
                                           L.L.C.

                                          By: Select Medical of Ohio, Inc.,
                                           Its Sole Member

                                                      Michael E. Tarvin
                                          By: _________________________________
                                                     Michael E. Tarvin
                                               Vice President and Secretary



      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on July 10, 2001.



                Signatures                                     Title
                ----------                                     -----

            Rocco A. Ortenzio               Director and Chief Executive Officer of the
___________________________________________  Sole Member
             Rocco A. Ortenzio               (principal executive officer)

            Martin F. Jackson               Vice President and Assistant Secretary of
___________________________________________  the Sole Member
             Martin F. Jackson               (principal financial officer)

           Scott A. Romberger               Vice President, Treasurer and Assistant
___________________________________________  Secretary of the Sole Member
            Scott A. Romberger               (principal accounting officer)

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the below-named Registrant have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mechanicsburg, Commonwealth of Pennsylvania, on the 10th day of July, 2001.

                                          GP Therapy LLC

                                          By: Georgia Physical Therapy, Inc.,
                                           its Sole Member

                                                   Michael E. Tarvin
                                          By: _________________________________
                                                     Michael E. Tarvin
                                               Vice President and Secretary





      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on July 10, 2001.



                Signatures                                     Title
                ----------                                     -----

            Rocco A. Ortenzio               Director and Chief Executive Officer of the
___________________________________________  Sole Member
             Rocco A. Ortenzio               (principal executive officer)

            Martin F. Jackson               Vice President and Assistant Secretary of
___________________________________________  the Sole Member
             Martin F. Jackson               (principal financial officer)

           Scott A. Romberger               Vice President, Treasurer and Assistant
___________________________________________  Secretary of the Sole Member
            Scott A. Romberger               (principal accounting officer)

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the below-named Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mechanicsburg, Commonwealth of Pennsylvania, on the 10th day of July, 2001.

                                          NW Rehabilitation Associates, L.P.

                                          By: Select Medical of Pennsylvania,
                                           Inc., Its General Partner

                                                    Michael E. Tarvin
                                          By: _________________________________
                                                     Michael E. Tarvin
                                               Vice President and Secretary



      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on July 10, 2001.



                Signatures                                     Title
                ----------                                     -----

            Rocco A. Ortenzio               Director and Chief Executive Officer of the
___________________________________________  General Partner
             Rocco A. Ortenzio               (principal executive officer)

            Martin F. Jackson               Vice President and Assistant Secretary of
___________________________________________  the General Partner
             Martin F. Jackson               (principal financial officer)

           Scott A. Romberger               Vice President, Treasurer and Assistant
___________________________________________  Secretary of the General Partner
            Scott A. Romberger               (principal accounting officer)

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the below-named Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mechanicsburg, Commonwealth of Pennsylvania, on the 10th day of July, 2001.

                                          NovaCare Health Group, LLC

                                          By: NovaCare Occupational Health
                                           Services, Inc., its Sole Member

                                                    Michael E. Tarvin
                                          By: _________________________________
                                                     Michael E. Tarvin
                                               Vice President and Secretary



      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on July 10, 2001.



                Signatures                                     Title
                ----------                                     -----

            Rocco A. Ortenzio               Director and Chief Executive Officer of the
___________________________________________  Sole Member
             Rocco A. Ortenzio               (principal executive officer)

            Martin F. Jackson               Vice President and Assistant Secretary of
___________________________________________  the Sole Member
             Martin F. Jackson               (principal financial officer)

           Scott A. Romberger               Vice President, Treasurer and Assistant
___________________________________________  Secretary of the Sole Member
            Scott A. Romberger               (principal accounting officer)

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the below-named Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mechanicsburg, Commonwealth of Pennsylvania, on the 10th day of July, 2001.

                                          Select Software Ventures, L.L.C.

                                          By: RehabClinics, Inc., its Sole
                                           Member

                                                    Michael E. Tarvin
                                          By: _________________________________
                                                     Michael E. Tarvin
                                               Vice President and Secretary





      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on July 10, 2001.



                Signatures                                     Title
                ----------                                     -----

            Rocco A. Ortenzio               Director and Chief Executive Officer of the
___________________________________________  Sole Member
             Rocco A. Ortenzio               (principal executive officer)

            Martin F. Jackson               Vice President and Assistant Secretary of
___________________________________________  the Sole Member
             Martin F. Jackson               (principal financial officer)

           Scott A. Romberger               Vice President, Treasurer and Assistant
___________________________________________  Secretary of the Sole Member
            Scott A. Romberger               (principal accounting officer)

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the below-named Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mechanicsburg, Commonwealth of Pennsylvania, on the 10th day of July, 2001.

                                          Select Specialty Hosptial--Camp
                                           Hill, L.P.

                                          By: Select Specialty Hospital, Inc.,
                                           its General Partner

                                                    Michael E. Tarvin
                                          By: _________________________________
                                                     Michael E. Tarvin
                                               Vice President and Secretary



      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on July 10, 2001.


                Signatures                                     Title
                ----------                                     -----

            Rocco A. Ortenzio               Director and Chief Executive Officer of the
___________________________________________  General Partner
             Rocco A. Ortenzio               (principal executive officer)

            Martin F. Jackson               Vice President and Assistant Secretary of
___________________________________________  the General Partner
             Martin F. Jackson               (principal financial officer)

           Scott A. Romberger               Vice President, Treasurer and Assistant
___________________________________________  Secretary of the General Partner
            Scott A. Romberger               (principal accounting officer)

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the above-named Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mechanicsburg, Commonwealth of Pennsylvania, on the 10th day of July, 2001.

                                          TJ Partnership I

                                          By: RehabClincs (PTA), Inc., Its
                                           General Partner

                                                     Michael E. Tarvin
                                          By: _________________________________
                                                     Michael E. Tarvin
                                               Vice President and Secretary



      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on July 10, 2001.


                Signatures                                     Title
                ----------                                     -----

            Rocco A. Ortenzio               Director and Chief Executive Officer of the
___________________________________________  General Partner
             Rocco A. Ortenzio               (principal executive officer)

            Martin F. Jackson               Vice President and Assistant Secretary of
___________________________________________  the General Partner
             Martin F. Jackson               (principal financial officer)

           Scott A. Romberger               Vice President, Treasurer and Assistant
___________________________________________  Secretary of the General Partner
            Scott A. Romberger               (principal accounting officer)